UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Reorganization of Certain Subsidiary Holding Companies; Creation of North Bay Holdings

On December 23, 2015, Kenmare Holdings Ltd. (“Kenmare”), a wholly-owned subsidiary of Enstar Group Limited (“Enstar”), together with its co-investors in Bayshore Holdings Limited (“Bayshore”) and Northshore Holdings Limited (“Northshore”), completed a corporate holding company reorganization of Bayshore and Northshore (the “Reorganization”). Kenmare’s co-investors in both Bayshore and Northshore are Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, “Trident”) and Dowling Capital Partners I, L.P. (“Dowling”). Bayshore is a holding company that was formed to acquire Torus Insurance Holdings Limited and its subsidiaries (renamed the “StarStone” group of companies) in 2014. Northshore is a holding company that was formed to acquire Atrium Underwriting Group Limited and its subsidiaries (“Atrium”) and Arden Reinsurance Company Ltd. (“Arden”) in 2013.

Following the Reorganization, Bayshore and Northshore are owned by a common parent, North Bay Holdings Limited, a Bermuda exempted company (“North Bay”). The Reorganization streamlines the ownership structure for Enstar’s two active underwriting platforms, StarStone and Atrium, and is expected to provide administrative efficiencies.

The Reorganization did not materially affect any of the previously disclosed rights and obligations of Enstar, Kenmare or its co-investors in respect of the Bayshore and Northshore investments. However, agreements related to Northshore and Bayshore that were filed previously with the SEC have been amended to reflect the Reorganization or replaced by agreements entered into in connection therewith.

Following the Reorganization, (i) North Bay owns all of the issued and outstanding shares of Bayshore, (ii) North Bay and Atrium Nominees Limited (“Atrium Nominees”) own all of the issued and outstanding shares of Northshore, and (iii) Kenmare, Trident and Dowling own all of the issued and outstanding shares of North Bay in substantially the same proportions as they had owned Northshore and Bayshore immediately prior to the Reorganization. Accordingly, the Reorganization did not affect the ultimate economic ownership of either Bayshore or Northshore. Atrium Nominees, an indirect wholly owned subsidiary of Atrium Underwriting Group Limited, acts as the nominee of certain employees of Atrium who have received equity-based awards in Northshore.

James D. Carey, a member of Enstar’s Board of Directors, is a senior principal of Stone Point Capital LLC, which serves as the manager of Trident. Trident collectively owns approximately 8.4% of Enstar’s voting ordinary shares. Mr. Carey is the sole member of an entity that is one of four general partners of the entities serving as general partners for Trident, is a member of the investment committees of such general partners, and is a member of Stone Point Capital.

North Bay Voting and Shareholders’ Agreement

In connection with the Reorganization, Kenmare, Trident, Dowling, Atrium Nominees, North Bay, Bayshore, Northshore and Enstar entered into a Voting and Shareholders’ Agreement (the “Voting and Shareholders’ Agreement”) in order to preserve their existing rights and obligations in respect of their Bayshore and Northshore investments. The Voting and Shareholders’ Agreement, among other things, provides that Kenmare has the right to appoint three members to the North Bay board of directors and Trident has the right to appoint two members, and that each of Kenmare, Trident and Dowling has the right to buy its pro rata share of any new securities issued by North Bay. Mr. Carey and a second representative of Trident serve on the board of North Bay.

Under the Voting and Shareholders’ Agreement, each party agreed to use its reasonable best efforts and cooperate with the other parties in good faith to preserve and abide by (i) the rights and obligations of Bayshore, Kenmare, Trident, Dowling and Enstar in respect of their Bayshore investment, as such rights and obligations existed immediately prior to the Reorganization (such rights and obligations, the “Bayshore Rights and Obligations”), and (ii) the rights and obligations of Northshore, Kenmare, Trident, Dowling, Enstar and Atrium Nominees in respect of their Northshore investment, as such rights and obligations existed immediately prior to the Reorganization (such rights and obligations, the “Northshore Rights and Obligations”).

The Bayshore Rights and Obligations continue to provide, among other things, that during the 90-day period following the fifth anniversary of the StarStone closing (which occurred on April 1, 2014), and at any time following the seventh anniversary of such closing, Kenmare would have the right to purchase for cash the indirect interests in Bayshore owned by all other shareholders of North Bay at their then fair market value. Following the seventh anniversary of the StarStone closing, Trident would have the right to require Kenmare to purchase all of Trident’s indirect interest in Bayshore for its then current fair market value and Dowling would have the right to participate in such transaction by requiring Kenmare to purchase all of its indirect interest in Bayshore on the same terms. Kenmare would have the option to pay for such interests either in cash or by delivering Enstar’s voting ordinary shares.

The Northshore Rights and Obligations continue to provide for substantially the same rights and obligations as the Bayshore Rights and Obligations, except that the fifth and seventh anniversaries refer to the Arden closing (which occurred on September 9, 2013).

Second Amended and Restated Northshore Shareholders’ Agreement

In connection with the Reorganization, North Bay and Atrium Nominees amended and restated the Amended and Restated Northshore Shareholders’ Agreement, dated as of March 5, 2015. The Second Amended and Restated Northshore Shareholders’ Agreement vests in North Bay all of the rights and obligations that had previously been the rights and obligations of Kenmare prior to the Reorganization and preserves the existing rights and obligations of Atrium Nominees in respect of its Northshore investment. It also provides that North Bay has the right to appoint all of the members of the Northshore board of directors and that Atrium Nominees has the right to be included on a pro rata basis in any sale made by North Bay.

Item 1.02.	Termination of a Material Definitive Agreement

Because North Bay owns all of the issued and outstanding shares of Bayshore as a result of the Reorganization, the parties terminated the Amended and Restated Bayshore Shareholders’ Agreement, dated as of May 8, 2014, concurrently with the consummation of the Reorganization.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The provisions of Item 1.01 of this Current Report on Form 8-K that relate to the Trident put rights with respect to its indirect interests in Bayshore and Northshore are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Refer to the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: December 30, 2015	By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Voting and Shareholders’ Agreement, dated as of December 23, 2015, among North Bay Holdings Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., Trident V Professionals Fund, L.P., Dowling Capital Partners I, L.P., Atrium Nominees Limited, Bayshore Holdings Limited, Northshore Holdings Limited and Enstar Group Limited.

10.2	Second Amended and Restated Shareholders’ Agreement, dated as of December 23, 2015, among Northshore Holdings Limited, North Bay Holdings Limited and Atrium Nominees Limited.